UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2011

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 9, 2011, Manhattan Pharmaceuticals, Inc. (the “Registrant”) entered into a waiver and forbearance agreement (the “Extension Agreement”) with the requisite holders of the Registrant's 12% senior secured notes (the “Notes”) whereby the holders of the Notes (the “Noteholders”) agreed to forbear the exercise of their rights under the Notes and waive the default thereof until December 31, 2011.  The Registrant issued a total of $1,725,000 principal amount of the Notes in 2008 and 2009.  $1,035,000 of the Notes matured on November 19, 2010, $280,000 of the Notes matured on December 22, 2010 and $410,000 of the Notes matured on February 3, 2011.

As part of the Extension Agreement, the Registrant has agreed to take prompt steps to seek to reduce its outstanding indebtedness by permitting the Noteholders to convert the Notes into shares of the Registrant's common stock at a conversion price of $0.01 per share, which will require the Registrant to obtain stockholder approval to, among other things, increase the number of the Registrant's authorized common stock.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth in Item 1.01 hereof is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: February 14, 2011	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer

Exhibits.

Exhibit No.	Description
10.1	WAIVER AND FORBEARANCE AGREEMENT